                                    [FORM OF
                            STOCK PURCHASE AGREEMENT]


               STOCK PURCHASE AGREEMENT (hereinafter called this "Agreement"), dated as of September __, 1996, among Nomura International plc, a public limited company incorporated under the laws of England and Wales ("NIplc"), Antigua Acquisition Corporation, a Delaware corporation ("Merger Sub"), and _______________ (the "Seller").


                                    RECITALS

               WHEREAS, Merger Sub has entered into an Agreement and Plan of Merger, dated as of June 5, 1996, as amended (the "Merger Agreement"), among AT&T Capital Corporation, a Delaware corporation (the "Company"), AT&T Corp., a New York corporation, Hercules Limited, a Cayman Islands company ("Holdings") and Merger Sub, which is a wholly-owned subsidiary of Holdings, providing for the merger (the "Merger") of Merger Sub with and into the Company, after which the Company will continue its corporate existence as the surviving corporation (the "Surviving Corporation");

               WHEREAS, in connection with the Merger, Merger Sub and the Seller are contemporaneously herewith entering into a Subscription Agreement of even date herewith (the "Subscription Agreement"), pursuant to which the Seller, as one of a limited number of management investors, will purchase [(i)] immediately prior to the Merger, shares of Common Stock, par value $.01 per share, of Merger Sub (the "Merger Sub Common Stock"), each of which will be converted at the effective time of the Merger (the "Effective Time") pursuant to the Merger Agreement into one share of Common Stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") [and (ii) following the Merger, additional shares of Surviving Corporation Common Stock in accordance with the terms of the Subscription Agreement];

               WHEREAS, in connection with the Seller's prospective ownership of shares of Surviving Corporation Common Stock, NIplc, Merger Sub and the Seller propose to agree to certain provisions with respect to the future purchase and sale, upon certain terms and subject to certain conditions, of such shares; and

               WHEREAS, this Agreement is one of several agreements (such agreements other than this Agreement being herein referred to collectively as "Other Sellers' Agreements") which have been, or which in the future will be, entered into between the Surviving Corporation and other individuals who are or will be certain officers or key employees of the Surviving Corporation or one of its Subsidiaries (collectively, the "Other Sellers").



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                                                                               2




               NOW, THEREFORE, to implement the foregoing and in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

               1.  Certain Definitions.

               Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

               "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. Solely for purposes of this Agreement, GRS Holding Company Limited and Babcock & Brown, Inc. and their respective Affiliates shall be deemed to be Affiliates of NIplc.

               "Board of Directors" shall mean the Board of Directors of the Surviving Corporation.

               "Cause" shall mean (i) the Seller's willful and continued failure to perform his or her duties with respect to the Surviving Corporation or any of its Subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to the Seller by the Surviving Corporation or such Subsidiary or (ii) misconduct by the Seller involving (x) dishonesty or breach of trust in connection with the Seller's employment or (y) conduct which would be a reasonable basis for an indictment of the Seller for a felony or for a misdemeanor involving moral turpitude.

               "Change of Control" shall mean (i) any transaction (including, without limitation, a merger, consolidation or reorganization, or a sale of derivative securities that effectively transfers a beneficial ownership interest) as a result of which either (a) (1) the combined beneficial ownership interest of the Surviving Corporation by NIplc and its Affiliates falls below 40% on a fully diluted basis and (2) the combined beneficial ownership interest of the Surviving Corporation by another Person and its Affiliates exceeds the combined beneficial ownership interest of NIplc and its Affiliates or (b) the combined beneficial ownership interest of the Surviving Corporation by NIplc and its Affiliates falls below 20% on a fully diluted basis or (ii) a sale, or series of sales, of all or substantially all of the assets of the Surviving Corporation as a result of which either (A) (I) the combined beneficial ownership interest by NIplc and its Affiliates of the assets of the business conducted by the Surviving Corporation falls below 40% of the assets of the business conducted by the Surviving Corporation immediately prior to such sale or series of sales (measured on the basis of the net book value, on a consolidated basis, thereof) and (II) the combined beneficial ownership interest of another Person of former assets of the business as



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                                                                               3



conducted by the Surviving Corporation immediately prior to such sale or series of sales exceeds the combined beneficial ownership interest by NIplc and its Affiliates of the assets of the business conducted by the Surviving Corporation immediately prior to such sale or series of related sales (measured on the basis of the net book value, on a consolidated basis, thereof) or (B) the combined beneficial ownership interest by NIplc and its Affiliates of the assets of the business conducted by the Surviving Corporation falls below 20% of the assets of the business conducted by the Surviving Corporation immediately prior to such sale or series of sales (measured on the basis of the net book value, on a consolidated basis, thereof); provided that the provisions set forth in clause
(ii) shall be deemed not to apply in the case of any transfer, sale, assignment, pledge, hypothecation or other disposition of assets in connection with, or incident to, any borrowings, securitizations or other financing transactions or in the case of the recapitalization, reclassification, liquidation or dissolution of the Surviving Corporation.

               "Compensation Committee" shall mean the Compensation Committee of the Board of Directors.

               "Disability" shall mean a determination by the Board of Directors or a duly authorized committee thereof that the Seller has become (i) permanently physically unable to do any job for which the Seller is qualified, or may reasonably become qualified by training, education or experience, or (ii) permanently mentally incompetent to perform the normal daily functions of living, and in each case at all times during such disability the Seller is under a physician's care and following the recommended course of treatment.

               "Fair Market Value" shall mean, with respect to a share of Surviving Corporation Common Stock, the amount established at the immediately preceding determination, which determination will have been made no less than annually, by an independent U.S.-based investment banker (or, in the sole discretion of the Board of Directors, an independent U.S.-based appraisal firm) selected by the Board of Directors as the fair market value of a share of Surviving Corporation Common Stock without giving effect to any discount attributable to the illiquidity of such shares or the fact that any such shares may constitute a minority interest in the Surviving Corporation or any premium attributable to any special rights of any holder with respect to shares of Surviving Corporation Common Stock; provided that prior to the first such determination (which shall occur not later than January 31, 1997), the Fair Market Value of a share of Surviving Corporation Common Stock shall be the purchase price per share paid by the Seller for his or her Investment Shares.

               "Good Reason" shall mean (i) a reduction in the Seller's base salary, (ii) a substantial reduction in the Seller's duties as an employee, officer or director as they exist



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                                                                               4



immediately after the Effective Time, (iii) the elimination or reduction of the Seller's eligibility to participate in the Surviving Corporation's benefit programs that is inconsistent with the eligibility of similarly situated employees of the Surviving Corporation and its Subsidiaries to participate therein or (iv) an obligation to relocate more than 50 miles from the Seller's then current work location.

               "Group" shall mean, with respect to a particular time, any of the Surviving Corporation and its Subsidiaries as of such time. Any event that results in an entity ceasing to be a Subsidiary of the Surviving Corporation shall be deemed to constitute the cessation of employment with the Group of all employees of such former Subsidiary, except for such employees of such former Subsidiary who become employees of the Surviving Corporation or one of its then Subsidiaries within 10 days of such event.

               "Investment Price" shall mean the price per share paid by the Seller for each of the Investment Shares pursuant to the Subscription Agreement.

               "Investment Shares" shall have the meaning set forth in the Subscription Agreement.

               "Normal Retirement" shall mean the voluntary retirement of the Seller on a date after the later of attaining age 60 or 5 years after the Effective Time.

               "Per Share Interest Amount" shall mean, with respect to a relevant number of Rollover Shares being purchased pursuant to the provisions of this Agreement, an amount per share equal to the cumulative amount of interest at the Compensatory Interest Rate on the Investment Price of such Rollover Shares from the Effective Time through, but not including, the date of the Repurchase (as hereinafter defined), compounded annually. The "Compensatory Interest Rate" equals the product of (i) the rate of interest set forth in the Promissory Note multiplied by (ii) a fraction the numerator of which is the principal amount of the Promissory Note on the date of Repurchase and the denominator of which is the product of the total number of Rollover Shares multiplied by the Investment Price of such Rollover Shares.

               "Promissory Note" shall mean the Purchaser's promissory note issued pursuant to the AT&T Capital Corporation 1993 Leveraged Stock Purchase Plan or the AT&T Capital Corporation 1993 Long Term Incentive Plan, as the case may be, as such note has been amended in accordance with the terms of the Subscription
Agreement.

               "QPO" shall mean a sale of shares of Surviving Corporation Common Stock to the public pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), that has been declared effective by the



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                                                                               5



Securities and Exchange Commission (other than a registration statement on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes, or a registration statement in connection with an offering to employees of the Surviving Corporation and its Subsidiaries) that results in an active trading market in the Surviving Corporation Common Stock.

               "RIF Termination" shall mean (i) termination of the Seller's employment by the Group as a result of a reduction in force, facility relocation or closing, or other Surviving Corporation program for job elimination, in each case that results in the termination of a significantly large number of employees, or (ii) termination within 135 days prior to a Change of Control if the Seller can demonstrate that such termination (a) was at the request of a third party with which the Surviving Corporation had entered into negotiations or was provided for in an agreement with regard to such Change of Control or (b) otherwise occurred in connection with, or in anticipation of, such Change of Control; provided further that, in the case of either clause (a) or (b), such Change of Control actually occurs.

               "Rollover Shares" shall mean those Investment Shares resulting from the conversion at the Effective Time in the Merger pursuant to the Merger Agreement of the Purchaser's Pre-Merger Shares (as defined in the Subscription Agreement).

               "Seller's Estate" and "Seller's Trust" shall have the respective meanings set forth in the Subscription Agreement for the terms "Purchaser's Estate" and "Purchaser's Trust," respectively.

               "Subsidiary" shall mean any corporation other than the Surviving Corporation in an unbroken chain of corporations beginning with the Surviving Corporation if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

               2.  Seller's Option to Sell Stock to NIplc Upon
                   Certain Events.

               (a) Except as otherwise provided herein, if, prior to the occurrence of a QPO:

                 (i) The Seller is terminated by the Group without Cause (other than a RIF Termination) or resigns for Good Reason, then the Seller, the Seller's Estate or the Seller's Trust, as the case may be, shall have the right, for 15 days following the date of such termination or resignation, to give notice to the Surviving Corporation of his, her or its election to sell to the Purchasing Entity (as defined in Section 2(b) hereof), and the Purchasing Entity shall be required to purchase, on one occasion, except as otherwise provided herein, within 60 days of the receipt of such



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                                                                               6



        notice, all or any portion (as determined by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, and set forth in such notice) of the Investment Shares then held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, at the Repurchase Price determined in accordance with Sections 4(a) and 5 hereof;

                (ii) The Seller is terminated by the Group for Cause or resigns without Good Reason, then the Seller, the Seller's Estate or the Seller's Trust, as the case may be, shall have the right, for 15 days following the date of such termination or resignation, to give notice to the Surviving Corporation of his, her or its election to sell to the Purchasing Entity, and the Purchasing Entity shall be required to purchase, on one occasion, except as otherwise provided herein, within 60 days of the receipt of such notice, all or any portion (as determined by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, and set forth in such notice) of the Investment Shares then held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, at the Repurchase Price determined in accordance with Sections 4(b) and 5 hereof;

               (iii) The Seller is terminated by the Group in a RIF Termination, then the Seller, the Seller's Estate or the Seller's Trust, as the case may be, shall have the right, for 15 days following the date of such termination, to give notice to the Surviving Corporation of his, her or its election to sell to the Purchasing Entity, and the Purchasing Entity shall be required to purchase, on one occasion, except as otherwise provided herein, within 60 days of the receipt of such notice, all or any portion (as determined by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, and set forth in such notice) of the Investment Shares then held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, at the Repurchase Price determined in accordance with Sections 4(c) and 5 hereof;

                (iv) The Seller ceases employment with the Group due to death or Disability, then the Seller, the Seller's Estate or the Seller's Trust, as the case may be, shall have the right, for 60 days following the date of such cessation of employment, to give notice to the Surviving Corporation of his, her or its election to sell to the Purchasing Entity, and the Purchasing Entity shall be required to purchase, on one occasion, except as otherwise provided herein, within 60 days of the receipt of such notice, all or any portion (as determined by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, and set forth in such notice) of the Investment Shares then held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, at the Repurchase Price determined in accordance with Sections 4(d) and 5 hereof; and



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                                                                               7




                 (v) The Seller ceases employment with the Group upon Normal Retirement, then the Seller, the Seller's Estate or the Seller's Trust, as the case may be, shall have the right, following the date of such cessation of employment, to give notice to the Surviving Corporation of his, her or its election to sell to the Purchasing Entity, and the Purchasing Entity shall be required to purchase, on one occasion in each one-year period following such cessation of employment, subject to the limits set forth below, all or any portion (as determined by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, and set forth in such notice) of the Investment Shares then held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, at the Repurchase Price determined in accordance with Sections 4(e) and 5 hereof. Notwithstanding anything to the contrary contained herein, the number of shares that the Purchasing Entity shall be required to purchase from the Seller, the Seller's Estate or the Seller's Trust, as the case may be, in the event of Normal Retirement shall be limited to the indicated percentage of the aggregate of the Investment Shares held by the Seller, the Seller's Estate and the Seller's Trust on the date of such cessation of employment (less in each case after the first anniversary of such date the percentage of the shares so held on such date that were previously purchased by a Purchasing Entity) in each of the periods indicated in the following table:




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                                                                               8




Period                                                        Percentage
------                                                        ----------
From the date of cessation of                                       100%
employment through the first
anniversary of such date

From the day after the first                                         80%
anniversary of the cessation of
employment through the second
anniversary of such date

From the day after the second                                        60%
anniversary of the cessation of
employment through the third
anniversary of such date

From the day after the third                                         40%
anniversary of the cessation of
employment through the fourth
anniversary of such date

From the day after the fourth                                        20%
anniversary of the cessation of
employment through the fifth
anniversary of such date

Following the fifth anniversary                                       0%
of the cessation of employment


               (b) If the Seller, the Seller's Estate and/or the Seller's Trust, as the case may be, desire to sell any Investment Shares pursuant hereto, it or they shall send notice (the "Redemption Notice") to the Surviving Corporation of its or their intention to sell Investment Shares in exchange for the payment (the "Repurchase Price") referred to in Section 2(a)(i) through (iv), as applicable (which Redemption Notice shall be delivered by the Surviving Corporation promptly to NIplc). Except as otherwise provided herein, the closing of the purchase and sale of Investment Shares pursuant to this Section 2 shall take place at the principal office of the Surviving Corporation on or before the 60th day following delivery of the Redemption Notice. On or prior to such closing, NIplc shall notify the Seller, the Seller's Estate and/or the Seller's Trust, as the case may be, of the date and time of such closing and whether, in the absolute discretion of NIplc, NIplc or another person selected by NIplc pursuant to Section 15 hereof shall be the purchaser of such Investment Shares (the "Purchasing Entity"). The applicable Repurchase Price shall be paid by delivery to the Seller, the Seller's Estate or the Seller's Trust, as the case may be, of a certified or bank cashier's check or checks, or by wire transfer of funds, in the appropriate amount payable to the order of the Seller, the Seller's Estate or the Seller's Trust, as the case may be, against delivery of certificates or other instruments representing the Investment Shares so purchased, duly endorsed in blank or accompanied by stock powers executed in blank with the signature of the Seller or his or her duly authorized



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                                                                               9



representative, or the appropriately authorized representative of the Seller's Estate or the Seller's Trust, as the case may be, guaranteed by a member of the Medallion Signature Guarantee Program, and with all necessary stock transfer stamps affixed.

               (c) This Agreement does not confer upon, and nothing contained herein shall be interpreted as providing, the Seller any rights to require NIplc or any of its Affiliates to purchase, in any circumstances, any stock options or any shares of stock acquired or acquirable upon the exercise of any stock options.

               3.  NIplc's Option to Purchase Stock Upon Certain
                   Events.

               (a) Except as otherwise provided herein, if, prior to the later of (i) the occurrence of a QPO and (ii) the tenth anniversary of the Effective
Time:

                 (i) The Seller is terminated by the Group without Cause (other than a RIF Termination) or resigns for Good Reason, then the Purchasing Entity shall have the right, for 15 days following the date of such termination or resignation, to give notice to the Seller, the Seller's Estate or the Seller's Trust, as the case may be, of its election to purchase from the Seller, the Seller's Estate or the Seller's Trust, as the case may be, and the Seller, the Seller's Estate or the Seller's Trust, as the case may be, shall be required to sell, on one occasion, except as otherwise provided herein, within 60 days of the receipt of such notice, all or any portion (as determined by the Purchasing Entity and set forth in such notice) of the Investment Shares then held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, at the Repurchase Price determined in accordance with Sections 4(a) and 5 hereof;

                (ii) The Seller is terminated by the Group for Cause or resigns without Good Reason, then the Purchasing Entity shall have the right, for 15 days following the date of such termination or resignation, to give notice to the Seller, the Seller's Estate or the Seller's Trust, as the case may be, of its election to purchase from the Seller, the Seller's Estate or the Seller's Trust, as the case may be, and the Seller, the Seller's Estate or the Seller's Trust, as the case may be, shall be required to sell, on one occasion, except as otherwise provided herein, within 60 days of the receipt of such notice, all or any portion (as determined by the Purchasing Entity and set forth in such notice) of the Investment Shares then held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, at the Repurchase Price determined in accordance with Sections 4(b) and 5 hereof;




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               (iii) The Seller is terminated by the Group in a RIF Termination, then the Purchasing Entity shall have the right, for 15 days following the date of such termination, to give notice to the Seller, the Seller's Estate or the Seller's Trust, as the case may be, of its election to purchase from the Seller, the Seller's Estate or the Seller's Trust, as the case may be, and the Seller, the Seller's Estate or the Seller's Trust, as the case may be, shall be required to sell, on one occasion, except as otherwise provided herein, within 60 days of the receipt of such notice, all or any portion (as determined by the Purchasing Entity and set forth in such notice) of the Investment Shares then held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, at the Repurchase Price determined in accordance with Sections 4(c) and 5 hereof; and

                (iv) The Seller ceases employment with the Group due to death or Disability, then the Purchasing Entity shall have the right, for 60 days following the date of such cessation of employment, to give notice to the Seller, the Seller's Estate or the Seller's Trust, as the case may be, of its election to purchase from the Seller, the Seller's Estate or the Seller's Trust, as the case may be, and the Seller, the Seller's Estate or the Seller's Trust, as the case may be, shall be required to sell, on one occasion, except as otherwise provided herein, within 60 days of the receipt of such notice, all or any portion (as determined by the Purchasing Entity and set forth in such notice) of the Investment Shares then held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, at the Repurchase Price determined in accordance with Sections 4(d) and 5 hereof.

               (b) The Purchasing Entity shall send the Redemption Notice to the Seller, the Seller's Estate and/or the Seller's Trust, as the case may be, setting forth the intention to purchase Investment Shares in exchange for the Repurchase Price referred to in Section 2(a)(i) through (iv), as applicable. Except as otherwise provided herein, the closing of the purchase and sale of Investment Shares pursuant to this Section 3 shall take place at the principal office of the Surviving Corporation on or before the 60th day following delivery of the Redemption Notice. On or prior to such closing, the Purchasing Entity shall notify the Seller, the Seller's Estate and/or the Seller's Trust, as the case may be, of the date and time of such closing and whether, in the absolute discretion of NIplc, NIplc or another person selected pursuant to Section 15 hereof shall be the Purchasing Entity. The applicable Repurchase Price shall be paid by delivery to the Seller, the Seller's Estate or the Seller's Trust, as the case may be, of a certified or bank cashier's check or checks, or by wire transfer of funds, in the appropriate amount payable to the order of the Seller, the Seller's Estate or the Seller's Trust, as the case may be, against delivery of



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                                                                              11



certificates or other instruments representing the Investment Shares so purchased, duly endorsed in blank or accompanied by stock powers executed in blank with the signature of the Seller or his or her duly authorized representative, or the appropriately authorized representative of the Seller's Estate or the Seller's Trust, as the case may be, guaranteed by a member of the Medallion Signature Guarantee Program, and with all necessary stock transfer stamps affixed.

               4.  Determination of Repurchase Price.

               (a) If the Seller is terminated by the Group without Cause (other than a RIF Termination) or resigns for Good Reason, the Repurchase Price applicable to repurchases (each a "Repurchase") pursuant to either Section 2 or
Section 3 shall be (i) if such termination or resignation occurs after the fifth anniversary of the Effective Time, the Fair Market Value as of the date of such termination or resignation or (ii) if such termination or resignation occurs on or before the fifth anniversary of the Effective Time, the higher of (x) the Investment Price plus, with respect to Rollover Shares only, the Per Share Interest Amount or (y) the price per share set forth in the table below under the heading "Alternate Price" for the periods indicated:

                                                            Alternate
                   Period                                     Price
                   ------                                   ---------
           From the Effective Time
           through the first                          [No alternative price]
           anniversary thereof

           From the day after the                     Investment Price plus 20%
           first anniversary of the                   of the excess, if any, of
           Effective Time through the                 Fair Market Value over
           second anniversary thereof                 Investment Price


           From the day after the                     Investment Price plus 40%
           second anniversary of the                  of the excess, if any, of
           Effective Time through the                 Fair Market Value over
           third anniversary thereof                  Investment Price

           From the day after the                     Investment Price plus 60%
           third anniversary of the                   of the excess, if any, of
           Effective Time through the                 Fair Market Value over
           fourth anniversary thereof                 Investment Price

           From the day after the                     Investment Price plus 80%
           fourth anniversary of the                  of the excess, if any, of
           Effective Time through the                 Fair Market Value over
           fifth anniversary thereof                  Investment Price


               (b) If the Seller is terminated by the Group for Cause or resigns without Good Reason, the Repurchase Price applicable to Repurchases pursuant to either Section 2 or Section 3 shall be



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                                                                              12



equal to the Investment Price plus, with respect to Rollover Shares only, the Per Share Interest Amount.

               (c) If the Seller is terminated by the Group in a RIF Termination, the Repurchase Price applicable to Repurchases pursuant to either
Section 2 or Section 3 shall be equal to the higher of (x) the Fair Market Value as of the date of such termination or (y) the Investment Price plus, with respect to Rollover Shares only, the Per Share Interest Amount.

               (d) If the Seller ceases employment with the Group due to death or Disability, the Repurchase Price applicable to Repurchases pursuant to either
Section 2 or Section 3 shall be equal to the Fair Market Value as of the date of cessation of employment; provided, however, that if such cessation of employment occurs on or before December 31, 1997, such Repurchase Price shall not be less than the Investment Price plus, with respect to Rollover Shares only, the Per Share Interest Amount.

               (e) If the Seller ceases employment upon Normal Retirement, the Repurchase Price applicable to Repurchases pursuant to Section 2 shall be equal to the Investment Price plus, with respect to Rollover Shares only, the Per Share Interest Amount.


               5.  Repurchase Price Adjustments.

               In determining the Repurchase Price, appropriate adjustments shall be made for any future issuances to holders of Surviving Corporation Common Stock of rights to acquire any securities convertible into Surviving Corporation Common Stock and any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of shares of outstanding shares of Surviving Corporation Common Stock.

               6.  Rights to Negotiate Repurchase Price.

               Nothing in this Agreement shall be deemed to restrict or prohibit NIplc, the Surviving Corporation or any of their Affiliates from purchasing shares of Surviving Corporation Common Stock or options to purchase shares of Surviving Corporation Common Stock from the Seller, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the parties, (i) whether or not at the time of such purchase circumstances exist which specifically grant NIplc the right to purchase, or the Seller the right to sell, such shares and (ii) notwithstanding the fact that this Agreement does not provide NIplc, the Surviving Corporation or the Seller with any rights with respect to the repurchase by any person of stock options.

               7.  NIplc's Representations and Warranties.




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                                                                              13



               NIplc represents and warrants to the Seller that (i) this Agreement has been duly authorized, executed and delivered by NIplc and (ii) the Purchasing Entity will be acquiring any Investment Shares pursuant to this Agreement for investment for the account of itself and its Affiliates and not with a view to, or for resale in connection with, the distribution or other disposition thereof, without prejudice, however, to the Purchasing Entity's right to sell or otherwise dispose of all or any part of said shares in compliance with the Securities Act and all applicable state or foreign securities laws..

               8. Merger Sub's Representations, Warranties and Agreements.

               (a) Merger Sub represents and warrants to NIplc and the Seller that this Agreement has been duly authorized, executed and delivered by Merger Sub.

               (b) For so long as the provisions of Sections 2, 3 and 4 of this Agreement remain in effect, Merger Sub agrees that the Surviving Corporation shall (i) notify NIplc in the manner provided in Section 17 hereof of any election by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, pursuant to Section 2(a) hereof to sell to the Purchasing Entity all or any portion of the Investment Shares held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, by delivering promptly to NIplc a copy of the Redemption Notice sent to the Surviving Corporation by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, pursuant to Section 2(b) hereof and (ii) notify NIplc in the manner provided by Section 17 hereof promptly (but in no event more than 5 days thereafter) in writing of any event involving the Seller that would give rise to a right of the Purchasing Entity pursuant to Section 3(a) hereof to purchase from the Seller, the Seller's Estate or the Seller's Trust, as the case may be, all or any portion of the Investment Shares held by the Seller, the Seller's Estate or the Seller's Trust, as the case may be, provided; however, that any failure by the Surviving Corporation to so notify NIplc shall not relieve the Purchasing Entity of its obligations hereunder.

               9.  Expiration of Certain Provisions.

               The provisions contained in Sections 2, 3 and 4 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Sections 2, 3 and 4, shall terminate and be of no further force or effect with respect to any Investment Shares sold by the Seller (i) pursuant to an effective registration statement filed by the Surviving Corporation pursuant to the Registration Rights Agreement (as defined in the Subscription Agreement), the Subscription Agreement or otherwise or (ii) pursuant to the terms of the Sale Participation Agreement of even date herewith, among the Seller and NIplc.



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                                                                              14




               10.  Recapitalizations, Etc.

               The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Investment Shares, to any and all shares of capital stock of the Surviving Corporation or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Surviving Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Investment Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

               11.  Seller's Employment by the Group.

               Nothing contained in this Agreement (i) obligates the Surviving Corporation or any Subsidiary to employ the Seller in any capacity whatsoever or
(ii) prohibits or restricts the Surviving Corporation (or any such Subsidiary) from terminating the employment, if any, of the Seller at any time or for any reason whatsoever, with or without cause, and the Seller hereby acknowledges and agrees that, except to the extent that certain information, if any, with respect to his or her employment has been delivered to the Seller in writing, neither Merger Sub nor any other person has made any representations or promises whatsoever to the Seller concerning the Seller's employment or continued employment by the Group.

               12.  Binding Effect.

               The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 4(a) of the Subscription Agreement, such transferee shall be deemed the Seller hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 4(a) of the Subscription Agreement) shall derive any rights under this Agreement unless and until such transferee has delivered to NIplc a valid undertaking and becomes bound by the terms of this Agreement.

               13.  Amendment.

               This Agreement may be amended only by a written instrument signed by the parties hereto.





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


                                                                              15



               14.  Applicable Law.

               The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding against the Seller, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of New Jersey, as NIplc may elect in its sole discretion, and the Seller hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Agreement, the Seller appoints the Secretary of the Surviving Corporation, at the executive offices of the Surviving Corporation in Morristown, New Jersey (or such other place within the State of New Jersey as may be designated for such purpose), as his or her agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to the Seller in the manner provided in Section 17 hereof, shall be deemed in every respect effective service of process upon him or her in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of NIplc to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Seller, in such other jurisdictions and in such manner, as may be permitted by applicable law. The Seller hereby irrevocably waives any objections which he or she may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New Jersey, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against NIplc with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New Jersey, and the Seller hereby irrevocably waives any right which he or she may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. NIplc hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding, and by the execution and delivery of this Agreement, NIplc appoints the Secretary of the Surviving Corporation, at the executive offices of the Surviving Corporation in Morristown, New Jersey (or such other place within the State of New Jersey as may be designated for such purpose), as its agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to NIplc in the manner provided in Section 17 hereof, shall be deemed in every respect effective service of process upon NIplc in any suit, action or proceeding. NIplc hereby irrevocably waives any objections which it may now or hereafter have to the laying of



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                                                                              16



the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New Jersey, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

               15.  Assignability of Certain Rights by NIplc.

               NIplc shall have the right to assign any or all of its rights or obligations to purchase Investment Shares pursuant to Sections 2 or 3 hereof, but any such assignment shall not, without the written consent of the Seller or the Seller's Estate or Seller's Trust, as the case may be, relieve NIplc of its obligations hereunder.

               16.  Miscellaneous.

               In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

               17.  Notices.

               All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

                 (i)  If to NIplc, to it at the following address:

                      Nomura International plc
                      Nomura House
                      1 St. Martin's-le-Grand
                      London EC1A 4NP
                      Attention:  Mr. Guy Hands

                (ii) If to Merger Sub or the Surviving Corporation, to it at the following address:

                      Antigua Acquisition Corporation
                      c/o AT&T Capital Corporation
                                    or
                      AT&T Capital Corporation
                      44 Whippany Road
                      Morristown, New Jersey  07960
                      Attention:  Vice President - Human Resources




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                                                                              17


               with a copy to:

                      AT&T Capital Corporation
                      44 Whippany Road
                      Morristown, New Jersey  07960
                      Attention:  General Counsel

               (iii) If to the Seller, to him or her at the address set forth below under his or her signature;

               or at such other address as either party shall have specified by notice in writing to the other.

Any notice which is required to be given to the Seller shall, if the Seller is then deceased, be given to the Seller's personal representative if such representative has previously informed NIplc and the Surviving Corporation of his or her status and address by written notice under this Section 17.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                               NOMURA INTERNATIONAL plc


                                               By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                               ANTIGUA ACQUISITION CORPORATION


                                               By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                               -----------------------------
                                                           Seller

                                               -----------------------------

                                               -----------------------------
                                                      Address of Seller



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